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EXHIBIT 23.3   CONSENT OF PATTON BOGGS LLP
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                                    CONSENT


     We hereby consent to the references to this firm and our opinions in: the Registration Statement on Form S-1 filed by First Place Financial Corp., Warren, Ohio, and all amendments thereto; in the Form H-(e)1 for First Place Financial Corp., and all amendments thereto; and in the Application for Conversion on Form AC filed by First Federal Savings and Loan Association of Warren (the "Association"), and all amendments thereto, relating to the conversion of the Association from a federally-chartered mutual savings and loan association to a federally-chartered stock savings and loan association, the concurrent issuance of the Association's outstanding capital stock to First Place Financial Corp., a holding company formed for such purpose, and the offering of First Place Financial Corp.'s common stock.


                              PATTON BOGGS LLP


                              By:   /s/ Joseph G. Passaic, Jr.
                                    --------------------------
                                    Joseph G. Passaic, Jr.

Dated this 9th day of
September, 1998